Exhibit 23.3

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, CO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Cardinal Communications, Inc. (f/k/a USURF America, Inc.), on Form S-8, of our report dated March 11, 2005, (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) for the year ended December 31, 2004 and all references to our firm included in this Registration Statement.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
December 15, 2005